UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

June 9, 2022

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023	94-1620407
(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Blvd., Suite 100 Brisbane, CA 94005 (Address of Principal Executive Offices and zip code)

(800) 304-9888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 9, 2022, pursuant to the authority granted under the Registrant’s Amended and Restated Bylaws, the Registrant’s Board of Directors (“Board”) appointed Alan L. Urban to fill a vacant seat on the Board and to serve as a member of the Audit Committee of the Board. The Board determined that Mr. Urban qualifies as an independent director as that term is defined in the applicable rules for companies traded on The NASDAQ Stock Market.

Mr. Urban, age 53, has over 25 years of experience in corporate finance and accounting. Mr. Urban has previously served in numerous senior management positions, including: Chief Financial Officer of Research Solutions (NASDAQ: RSSS) from 2011 through 2021; Chief Financial Officer of ReachLocal (NASDAQ: RLOC) from 2007 to 2009, an internet marketing company that ranked #1 on Deloitte’s Tech Fast 500 List; Chief Financial Officer of a leading online poker company from 2005 to 2006; and Vice President of Finance and Treasurer for Infotrieve from 2000 to 2004. Mr. Urban has also held positions as an audit and tax manager in public accounting, and as an internal auditor. He holds a B.S. in Business, with a concentration in Accounting Theory and Practice, from California State University, Northridge and has been a Certified Public Accountant (currently inactive) since 1998. Mr. Urban’s significant experience as a member of senior management of public reporting companies make him a valuable addition to the Board.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: June 10, 2022	By:	/s/ Manu Ohri
Manu Ohri
Chief Financial Officer

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